Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in the first paragraph under the heading “Experts” which appears in this Current Report on Form 8-K which is incorporated by reference in the Registration Statement on Form S-3 (Nos. 333-234686 and 333-228029) of Tidewater Inc.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 9, 2022